SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): March 24, 1997
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                             CRIIMI MAE Inc.
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           (Exact name of registrant as specified in its charter)



        Maryland                   1-10360                   52-1622022
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(State or other jurisdiction      (Commission               (I.R.S. Employer
    of incorporation)             File Number)             Identification No.)



11200 Rockville Pike, Rockville, Maryland 20852
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(Address of principal executive office)(Zip code)


Registrant's telephone number including area code (301) 816-2300
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      (Former name or former address, if changed since last report)

                     Index to Exhibits on Page 4
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Item 5. Other Events.
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CRIIMI MAE Inc.(the "Company") has offered, pursuant to its registration statement on Form S-3 filed with the Securities and Exchange Commission on July 13, 1994 (Commission File Number 33-54267), as amended by Post-Effective Amendment No. 1 thereto dated February 1, 1996 (the "Registration Statement"), and as supplemented by a Prospectus Supplement thereto dated March 24, 1997 (the "Prospectus Supplement"), 4,500,000 shares of Common Stock, $.01 par value per share (the "Common Shares"), at an offering price to the public of $15.625 per share, for an aggregate price to public of $70,312,500. The underwriters have severally agreed to purchase from the Company the Common Shares for an aggregate price of $66,442,500, pursuant to the terms of that certain Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1, and is incorporated in its entirety by reference in response to this Item
5. The Company has also granted the underwriters an option, exercisable for 30 days, to purchase up to 675,000 additional Common Shares to cover over-allotments at an aggregate price of $9,966,375. The closing of the offering is scheduled to occur on March 31, 1997.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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c)  Exhibits
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     1.1       Form of Underwriting Agreement

     8.1       Opinion of Counsel re Tax Matters

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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CRIIMI MAE Inc.


Date:     March 25, 1997          By: /s/ H. William Willoughby
                                      ----------------------------
                                       H. William Willoughby
                                       President

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                                INDEX TO EXHIBITS

                                     FORM 8-K

                                                                       Page
                                                                       ----
1.1      Form of Underwriting Agreement

8.1      Opinion of Counsel re Tax Matters